Filed Pursuant to Rule 424(b)(2)
Registration Statement No. 333-274624

PROSPECTUS SUPPLEMENT

(To Prospectus dated September 21, 2023)

16,666,667 Shares

Common Stock

This is an offering of 16,666,667 shares of common stock, par value $2.50 per share, of Fulton Financial Corporation (“Fulton Financial”). We will receive all of the net proceeds from the sale of our common stock.

Our common stock is listed and traded on the Nasdaq Global Select Market (“Nasdaq”) under the symbol “FULT.” The last reported trading price of our common stock as reported on Nasdaq on April 26, 2024 was $15.56 per share.

Investing in our common stock involves risks. We urge you to carefully read about factors you should consider before making a decision to invest in our common stock in the sections entitled “Risk Factors” beginning on page S-13 of this prospectus supplement and on page of 22 of our most recent Annual Report on Form 10-K, as updated by subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, if any, filed with the Securities and Exchange Commission (the “SEC”), which is incorporated herein by reference.

The shares of our common stock offered by this prospectus supplement are not savings accounts, deposits or other obligations of any bank or non-bank subsidiary of ours and are not insured or guaranteed by the Federal Deposit Insurance Corporation (the “FDIC”) or any other governmental agency.

	Per Share	Total(1)
Price to the public	$15.00	$250,000,005.00
Underwriting discounts and commissions(2)	$0.73125	$12,187,500.24
Proceeds to Fulton Financial (before expenses)	$14.268750	$237,812,504.76

(1)	Assumes no exercise of the Underwriters’ option to purchase additional shares described below.
(2)	The Underwriters will also be reimbursed for certain expenses incurred in this offering. See “Underwriting” for details.

We have granted Piper Sandler & Co. and BofA Securities, Inc. (the “Underwriters”) the option to purchase within 30 days of the date of this prospectus supplement up to an additional 2,500,000 shares of our common stock on the same terms and conditions set forth above.

None of the SEC, any state securities commission, the FDIC, the Board of Governors of the Federal Reserve System (“Federal Reserve”) nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The Underwriters are offering the shares of our common stock as set forth in the “Underwriting” section of the prospectus supplement. The Underwriters expect to deliver the shares of common stock on or about May 1, 2024.

Piper Sandler	BofA Securities

Prospectus Supplement dated April 29, 2024

Prospectus Supplement

Prospectus

We have not, and the Underwriters have not, authorized any other person to provide you with any information other than the information contained in this prospectus supplement, the accompanying prospectus, any free writing prospectus we may authorize to be delivered to you and the documents incorporated by reference herein and therein. Neither we nor the Underwriters take responsibility for, or provide any assurance as to the reliability of, any different or additional information. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction in which it is unlawful to make such offer or solicitation. The information contained in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein or therein or any free writing prospectus prepared by us is only accurate as of the date of the document containing such information, regardless of the time of delivery of this prospectus supplement and any sale of the common stock.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is comprised of two parts. The first is this prospectus supplement, which describes the specific terms of this offering. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering. This prospectus supplement also adds to, updates and changes information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. If the information set forth in this prospectus supplement differs in any way from the information in the accompanying prospectus, you should rely on the information in this prospectus supplement. If the information set forth in this prospectus supplement or the prospectus conflicts with any statement in a document we have incorporated by reference, then you should consider only the statement in the more recent document.

The accompanying prospectus is part of a registration statement that we filed with the SEC using a shelf registration statement. Under the shelf registration process, from time to time, we may offer and sell common stock, preferred stock, depositary shares, debt securities, warrants, purchase contracts or units, or any combination thereof, in one or more offerings.

It is important that you read and consider all of the information contained in this prospectus supplement, the accompanying prospectus and any free writing prospectus filed by us with the SEC related to this offering in making your investment decision. You should also read and consider the information in the documents to which we have referred you in “Incorporation of Certain Documents by Reference” on page S-1 of this prospectus supplement.

The distribution of this prospectus supplement, the accompanying prospectus and any free writing prospectus and the offering of shares of common stock in certain jurisdictions may be restricted by law. Persons into whose possession this prospectus supplement, the accompanying prospectus and any free writing prospectus come should inform themselves about and observe any such restrictions. This prospectus supplement, the accompanying prospectus and any free writing prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

In this prospectus supplement, references to the “Corporation,” “Fulton Financial,” “we,” “us,” “our” or similar references mean Fulton Financial Corporation and not Fulton Financial Corporation together with any of its subsidiaries, unless the context indicates otherwise. Unless otherwise indicated, information presented in this prospectus supplement assumes the Underwriters’ option to purchase additional shares from us is not exercised.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public on the SEC’s website at http://www.sec.gov and on the investor relations page of our website at http://www.fultonbank.com. Except for those SEC filings incorporated by reference in this prospectus supplement, none of the other information on these websites constitutes a part of this prospectus supplement or the accompanying prospectus.

In this prospectus supplement and the accompanying prospectus, as permitted by law, we “incorporate by reference” information from other documents that we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement and the accompanying prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus supplement and the accompanying prospectus is considered to be automatically updated and superseded. In other words, in case of a conflict or inconsistency between information contained in this prospectus supplement or the accompanying prospectus and information incorporated by reference into this prospectus supplement or the accompanying prospectus, you should rely on the information contained in the document that was filed later.

We incorporate by reference the following documents listed below:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed on March 1, 2024;

•

our definitive Proxy Statement on Schedule 14A for the 2024 Annual Meeting of Shareholders, filed on April 1, 2024 (solely to the extent incorporated by reference into Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023);

•	our Current Reports on Form 8-K, filed on January 16, 2024 (solely with respect to Exhibit 99.1), February 9, 2024 and April 16, 2024 (solely with respect to Exhibit 99.1); and

•

the description of our common stock, which is registered under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), in our registration statement on Form 8-A filed with the SEC on July 3, 1989 including any subsequently filed amendments and reports updating such description.

In addition, all reports and other documents we subsequently file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus supplement until we complete the offering of the shares of common stock offered by this prospectus supplement (other than any information furnished pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K, unless we specifically state in such Current Report that such information is to be considered “filed” under the Exchange Act or we incorporate it by reference into a filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act) will be deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus and to be part of this prospectus supplement and the accompanying prospectus from the date of the filing of such reports and documents.

Any statement contained in this prospectus supplement, the accompanying prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained in any subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement and the accompanying prospectus.

You may request a copy of these filings, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing, at no cost, by writing to or telephoning us at the following address:

Fulton Financial Corporation

One Penn Square, P.O. Box 4887

Lancaster, PA 17604

Attention: Corporate Secretary

(717) 291-2411

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

Please note that in this section entitled “Cautionary Statements Regarding Forward-Looking Information” references to the “Corporation,” “Fulton Financial,” “we,” “us,” “our” or similar references mean Fulton Financial Corporation, together with its consolidated subsidiaries, unless the context indicates otherwise.

This prospectus supplement contains or incorporates by reference, and from time to time our management may make, forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements with respect to the financial condition, results of operation, and business of the Corporation, including after giving effect to the acquisition of certain assets and assumptions of certain liabilities of Republic First Bank, doing business as Republic Bank (as described below under “Recent Developments—Republic First Transaction”) and after giving effect to the proposed offering of the Corporation’s common stock described in this prospectus supplement. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “could,” “expects,” “future,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “potential” or “continue,” the negative of these terms and other comparable terminology. These forward-looking statements, which are subject to risks, uncertainties and assumptions (some of which are beyond our control and ability to predict), may include projections of, or guidance on, our future financial performance, expected levels of future expenses, anticipated growth strategies, descriptions of new business initiatives and anticipated trends in our business or financial results. These forward-looking statements include the proposed offering of the Corporation’s common stock described in this prospectus supplement and expectations relating to the anticipated opportunities and financial and other benefits of the Republic First Transaction (as defined below) and the Corporation’s projections of the combined company’s future financial performance, asset quality, capital levels, expected levels of future expenses, including future credit losses, anticipated cost savings, anticipated growth strategies, descriptions of new business initiatives and anticipated trends in the Corporation’s business or financial results, among other matters.

Forward-looking statements are neither historical facts, nor assurance of future performance. Instead, the statements are based on current beliefs, expectations and assumptions regarding the future of the Corporation’s business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of the Corporation’s control, and actual results and financial condition may differ materially from those indicated in the forward-looking statements. In particular, statements about the fair value of the acquired assets and assumed liabilities in the Republic First Transaction are based on information provided to the Corporation by the FDIC, some of which has not been independently verified, and which is subject to change as the Corporation acquires additional information about the characteristics of the acquired assets and assumed liabilities. See “Risk Factors—Risks Related to the Republic First Transaction” below. Statements about the Corporation’s beliefs regarding the projected financial impact of the Republic First Transaction, including projections regarding the Corporation’s projected earnings per share accretion, loan portfolio, deposit mix, tangible book value, tangible book value dilution and capital ratios, are subject to a number of factors, including the accuracy of the data provided by the FDIC with respect to the acquired assets and assumed liabilities in the Republic First Transaction, the accuracy of the Corporation’s projections with respect to future interest rates and the Corporation’s allowances for credit losses and costs (including potential future legal or regulatory costs incurred in connection with the Republic First Transaction), the ability of the Corporation to integrate the acquired assets, assumed liabilities, customers, systems and management personnel following the completion of the Republic First Transaction and the ability of the Corporation to achieve its projected synergies following the completion of the Republic First Transaction. Statements about any anticipated actions to be taken by the Corporation following the completion of the Republic First Transaction, including the completion of the proposed offering of the Corporation’s common stock on the terms described herein, the sale of investment securities acquired in the

Republic First Transaction and the repayment of borrowings assumed in the Republic First Transaction are subject to a number of factors, including the Corporation’s assessment of discount rates, the Corporation’s projections of future interest rates, future expected cash flows, market conditions and other future events that are highly subjective in nature and subject to change. Therefore, you should not unduly rely on any of these forward-looking statements.

Forward-looking statements are not guarantees of future performance and are only predictions based on our current expectations and projections about future events. Among the important factors that could cause our actual financial condition and results of operations, level of activity, performance or achievements to differ materially from those indicated by such forward-looking statements are the factors disclosed under “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on March 1, 2024, as such factors may be updated from time to time in our periodic filings with the SEC, as well as the other information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus. Forward-looking statements speak only as of the date on which such statements are made. Except as required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events.

While there can be no assurance that any list of risks and uncertainties or risk factors is complete, important factors that could cause actual results to differ materially from those contemplated by forward-looking statements include, but are not limited to, the following:

•

the impact of adverse conditions in the economy and financial markets, including increasing or elevated interest rates and elevated levels of inflation, on the performance of our loan portfolio and demand for our products and services;

•

the potential impacts of recent events affecting the financial services industry on us, including increased competition for, and costs of, deposits and other funding sources, more stringent regulatory requirements relating to liquidity and interest rate risk management and capital adequacy and increased FDIC insurance expenses;

•	the effects of actions by the federal government, including those of the Federal Reserve and other government agencies, that impact the money supply and market interest rates;

•	the effects of market interest rates, and the relative balances of interest rate-sensitive assets to interest rate-sensitive liabilities, on net interest margin and net interest income;

•

the composition of our loan portfolio, including commercial mortgage loans, commercial and industrial loans and construction loans, which collectively represent a majority of the loan portfolio, may expose us to increased credit risk;

•	the effects of changes in interest rates on demand for our products and services;

•	investment securities gains and losses, including declines in the fair value of securities which may result in changes to earnings or shareholder’s equity;

•	the effects of changes in interest rates or disruptions in liquidity markets on our sources of funding;

•

capital and liquidity strategies, including our ability to comply with applicable capital and liquidity requirements, and our ability to generate capital internally or raise capital on favorable terms;

•	the effects of competition on deposit rates and growth, loan rates and growth and net interest margin;

•	possible goodwill impairment charges;

•

the impact of operational risks, including the risk of human error, inadequate or failed internal processes and systems, computer and telecommunications systems failures, faulty or incomplete data and an inadequate risk management framework;

•	the loss of, or failure to safeguard, confidential or proprietary information;

•	our failure to identify and adequately and promptly address cybersecurity risks, including data breaches and cyberattacks;

•	the impact of failures from third-party vendors upon which we rely to perform in accordance with contractual arrangements and the effects of concerns about other financial institutions on us;

•	the potential to incur losses in connection with repurchase and indemnification payments related to sold loans;

•	the potential effects of climate change on our business and results of operations;

•

the potential effects of increases in non-performing assets, which may require us to increase the allowance for credit losses, charge-off loans and incur elevated collection and carrying costs related to such non-performing assets;

•

the determination of the allowance for credit losses, which depends significantly upon assumptions and judgments with respect to a variety of factors, including the performance of the loan portfolio, the weighted-average remaining lives of different classifications of loans within the loan portfolio and current and forecasted economic conditions, among other factors;

•	the effects of the extensive level of regulation and supervision to which we and Fulton Bank, N.A. (“Fulton Bank”) are subject;

•	changes in regulation and government policy, which could result in significant changes in banking and financial services regulation;

•	the continuing impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act on our business and results of operations;

•

the potential for negative consequences resulting from regulatory violations, investigations and examinations, including potential supervisory actions, the assessment of fines and penalties, the imposition of sanctions, the need to undertake remedial actions and possible damage to our reputation;

•	the effects of adverse outcomes in litigation and governmental or administrative proceedings;

•	the effects of changes in U.S. federal, state or local tax laws;

•	the effects of the significant amounts of time and expense associated with regulatory compliance and risk management;

•

completed and potential acquisitions, including but not limited to the Republic First Transaction (as defined under “Recent Developments—Republic First Transaction” below), may affect costs and we may not be able to successfully integrate the acquired business or realize the anticipated benefits from such acquisitions;

•

the possibility that the anticipated benefits of the Republic First Transaction, including anticipated cost savings and strategic gains, are not realized when expected or at all, including as a result of the impact of, or challenges arising from, the integration of the acquired assets and assumed liabilities into the Corporation, potential adverse reactions or changes to business or employee relationships, or as a result of other unexpected factors or events;

•

our ability to successfully integrate any assumed assets, liabilities, customers, systems, and management personnel we may acquire, which may result in a disruption to the Corporation’s business, in connection with the Republic First Transaction into our operations;

•

changes in the estimated fair value of the Acquired Assets and Assumed Liabilities (as defined under “Recent Developments—Republic First Transaction” below) in connection with the Republic First Transaction;

•	the possibility of increased scrutiny by, and/or additional regulatory requirements of, governmental authorities as a result of the Republic First Transaction;

•

potential exposure to unknown or contingent risks and liabilities we have acquired, or may acquire, or target for acquisition, including in connection with the purchase and assumption of certain assets and liabilities in connection with the Republic First Transaction;

•

geopolitical conditions, including acts or threats of terrorism, actions taken by the United States or other governments in response to acts or threats of terrorism and/or military conflicts, including the war between Russia and Ukraine and escalating conflict in the Middle East, which could impact business and economic conditions in the United States and abroad;

•

public health crises and pandemics and their effects on the economic and business environments in which we operate, including on our credit quality and business operations, as well as the impact on general economic and financial market conditions;

•	our ability to achieve our growth plans;

•	our ability to attract and retain talented personnel;

•	the effects of competition from financial service companies and other companies offering bank services;

•	our ability to keep pace with technological changes;

•	our reliance on our subsidiaries for substantially all of our revenue and our ability to pay dividends or other distributions;

•	the effects of negative publicity on our reputation; and

•	other factors that may affect our future results.

SUMMARY

The following summary is qualified in its entirety by, and should thus be read together with, the more detailed information included elsewhere or incorporated by reference into this prospectus supplement and the accompanying prospectus. Because this is a summary, it may not contain all of the information that is important to you. You should carefully read the entire prospectus supplement and the accompanying prospectus, including the section entitled “Risk Factors” and the documents incorporated by reference herein before making an investment decision.

Fulton Financial Corporation

Fulton Financial is a Pennsylvania corporation and a registered financial holding company that maintains its headquarters in Lancaster, Pennsylvania. Through our banking subsidiary, Fulton Bank, we deliver financial services primarily within our five-state market area, comprised of Pennsylvania, Delaware, Maryland, New Jersey and Virginia. As of March 31, 2024, Fulton Financial had, on a consolidated basis, total assets of approximately $27.6 billion, loans and leases, net of unearned income of $21.5 billion, total deposits of approximately $21.7 billion and total shareholders’ equity of approximately $2.8 billion.

Our principal executive offices are located at One Penn Square, Lancaster, Pennsylvania 17604, and our telephone number is (717) 291-2411. Our common stock is listed and traded on Nasdaq under the symbol “FULT.” Our website address is www.fultonbank.com. This website address is not intended to be an active link, and information on our website is not incorporated in, and should not be construed to be part of, this prospectus supplement.

Recent Developments

Republic First Transaction

The following section includes certain projected financial information of the Corporation after giving effect to the Republic First Transaction (as defined below). The projected financial information is intended to illustrate the potential impact of the Republic First Transaction on the Corporation based on the Corporation’s current assumptions and beliefs. The projected financial information and fair value estimates we have made in connection with the Republic First Transaction are preliminary estimates based on information currently available to management. Information related to the assets and liabilities of Republic First (as defined below) is based on information for Republic Bank provided by the FDIC. The anticipated impact of this offering, if reflected, is based on $250 million gross proceeds from this offering, assuming no exercise of the Underwriters’ option to purchase additional shares, which is presented for illustrative purposes. See “Cautionary Statement Regarding Forward-Looking Information” and “Risk Factors—Risks Related to the Republic First Transaction” below.

Overview

On April 26, 2024, the Corporation’s wholly owned subsidiary, Fulton Bank, acquired substantially all of the assets and assumed substantially all of the deposits and certain liabilities (the “Acquired Assets and Assumed Liabilities”) of Republic First Bank, doing business as Republic Bank (“Republic First”), from the FDIC, as receiver (the “FDIC Receiver”), pursuant to the terms of a Purchase and Assumption Agreement—Whole Bank, All Deposits, effective as of April 26, 2024, among the FDIC, the FDIC Receiver, and Fulton Bank (the “Republic First Transaction”). The Corporation did not enter into a loss sharing arrangement or equity appreciation instrument with the FDIC in connection with the Republic First Transaction.

The Corporation is engaged in an ongoing process with the FDIC Receiver to ascertain the fair value of the Acquired Assets and Assumed Liabilities. As of the date of this prospectus supplement, the Corporation anticipates that it will acquire approximately $5.2 billion of assets of Republic First, consisting of approximately $0.2 billion of cash, approximately $2 billion of investment securities (purchased at fair value), approximately $2.9 billion of loans and approximately $0.1 billion of other assets. The Corporation also expects to receive approximately $0.8 billion of cash from the FDIC in connection with the Republic First Transaction. This amount consists of an estimated $0.4 billion of settlement amount due to negative asset value of balance sheet and approximately $0.4 billion asset discount. The acquired loan portfolio is expected to consist of 45% commercial real estate loans, 33% residential loans, 19% commercial loans and 3% consumer and home equity loans. Fulton Bank acquired the assets at a $374 million discount. Fulton Bank also has the option to purchase all bank branches and corporate locations in the future. The Corporation currently expects to seek opportunities to sell the acquired investment securities following the closing of the Republic First Transaction.

In connection with the Republic First Transaction, the Corporation anticipates assuming $5.6 billion of total liabilities of Republic First, including approximately $4.2 billion of deposits, approximately $1.3 billion of borrowings and approximately $0.1 billion of other liabilities. The $4.2 billion of assumed deposits is expected to consist of 50% interest-bearing demand deposits, 16% money market deposits accounts and savings accounts, 18% noninterest bearing demand deposits and 16% brokered and time deposits. The $1.3 billion of borrowings includes Federal Home Loan Bank advances and bank term funding program advances.

Following the closing of the Republic First Transaction, the Corporation currently expects to sell Republic First’s securities portfolio of approximately $2.0 billion, and use the cash received from the FDIC Receiver and proceeds from sale of the securities portfolio to repay assumed borrowings and approximately $1.0 billion of the Corporation’s wholesale funding sources.

The Corporation believes that the Republic First Transaction:

•	advances its strategic growth by adding approximately $4.2 billion of deposits and approximately $2.9 billion of loans, concentrated predominately in the Philadelphia metropolitan statistical area;

•

has the potential to provide returns to shareholders, including by providing positive operating leverage through purchase accounting, expected cost savings and the anticipated restructuring of the Corporation’s balance sheet as described herein, as well as meaningful projected accretion to earnings per share (through purchase accounting accretion, cost savings and higher balance of earnings assets), low tangible book value dilution and projected timely tangible book value dilution earn back;

•	will improve the Corporation’s liquidity profile, including its loan to deposit ratio, creating operating flexibility going forward; and

•	will increase the Corporation’s credit reserve position, bolster capital levels and support growth, as further discussed below.

Following the completion of the Republic First Transaction, the Corporation expects its tangible common equity ratio (“TCE/TA”), Tier 1 leverage ratio, common equity Tier 1 capital ratio, Tier 1 risk-based capital ratio and total risk-based capital ratio to be 6.3%, 8.1%, 8.9%, 9.7% and 12.4%, respectively. Following the completion of the Republic First Transaction and after giving effect to the proposed offering of the Corporation’s common stock described in this prospectus supplement (based on $250 million gross proceeds from this offering, assuming no exercise of the Underwriters’ option to purchase additional shares), the Corporation expects its tangible common equity ratio, Tier 1 leverage ratio, common equity Tier 1 capital ratio, Tier 1 risk-based capital ratio and total risk-based capital ratio to be 7.0%, 8.8%, 9.9%, 10.6% and 13.3%, respectively. TCE/TA is a non-GAAP financial measure. See “GAAP to Non-GAAP Reconciliations” below for GAAP to Non-GAAP reconciliations.

The fair value estimates we have made in connection with the Republic First Transaction are currently considered preliminary and may be subject to change. As the Corporation finalizes its analysis of the Acquired Assets and Assumed Liabilities, there may be adjustments to the estimated aggregate amount and fair market value of the Acquired Assets and Assumed Liabilities and expectations described in this prospectus supplement. For a further discussion of the risks related to the Republic First Transaction, see “Risk Factors—Risks Related to the Republic First Transaction” below.

GAAP to Non-GAAP Reconciliations

Management believes that TCE/TA provides useful supplemental information to both management and investors in understanding the Corporation’s underlying operational performance, business and performance trends, and may facilitate comparisons of our current and prior performance with the performance of others in the financial services industry. TCE/TA should not be considered in isolation or as a substitute for or superior to financial measures calculated in accordance with GAAP. TCE/TA may also be calculated differently from similar measures disclosed by other companies.

The table below sets forth a reconciliation of total shareholders’ equity to TCE/TA. The information presented in the “as adjusted” and “as further adjusted” columns, respectively:

•	reflects the illustrative impact to the Corporation of the Republic First Transaction using the financial data presented and includes anticipated purchase accounting adjustments; and

•

reflects the illustrative impact to the Corporation of the Republic First Transaction using the financial data presented and includes anticipated purchase accounting adjustments, plus the anticipated impact of this offering (based on $250 million gross proceeds from this offering, assuming no exercise of the Underwriters’ option to purchase additional shares).

The information presented in the “as adjusted” and “as further adjusted” columns is based on the Corporation’s current assumptions and beliefs and is based on information available to management as of the date of this prospectus supplement, including estimated financial data and other information for Republic First as provided by the FDIC. Accordingly, actual results and financial condition following the Republic First Transaction and finalization of combined financial statements are expected to differ, potentially materially, from those indicated herein. See “Forward-Looking Statements” above.

	As of March 31, 2024
Dollars in Millions ($mm)	Actual	As-Adjusted(4)	As Further Adjusted(5)
Total Shareholders’ Equity (GAAP)	$2,758	$2,758	$2,758
Less: Standalone Goodwill and Intangible Assets	(560)	(560)	(560)
Less: Preferred Stock	(193)	(193)	(193)
Plus: Anticipated Net Proceeds from Capital Raise	—	—	$237
Plus: Anticipated Bargain Purchase Gain(1)	—	51	51
Less: Anticipated Other Transaction Adjustments(2)	—	(66)	(66)
Less: Anticipated Core Deposit Intangible Created	—	(91)	(91)

Tangible Common Equity (Non-GAAP)	$2,005	$1,899	$2,136
Anticipated Shares Outstanding (mm)	162	162	178

Tangible Book Value per Share (Non-GAAP)	$12.37	$11.72	$11.99

Total Assets (GAAP)	$27,643	$27,643	$27,643
Less: Standalone Goodwill and Intangible Assets	(560)	(560)	(560)
Plus: Anticipated Assets Purchased, Net of Anticipated Balance Sheet Actions(3)	—	3,260	3,260
Plus: Anticipated Net Proceeds from Capital Raise	—	—	237
Less: Anticipated Core Deposit Intangible Created	—	(91)	(91)

Tangible Assets (Non-GAAP)	$27,083	$30,252	$30,489

Tangible Common Equity to Tangible Assets (Non-GAAP)	7.40%	6.28%	7.01%

(1)	Includes an asset discount of approximately $374 million, total fair value adjustments (credit and rate marks) of approximately $397 million and the tax impact.
(2)	Includes Day 2 current expected credit losses reserves and one-time charges.
(3)

Anticipated balance sheet actions include selling Republic First’s securities portfolio of approximately $2.0 billion, and using the cash received from the FDIC Receiver and proceeds from sale of the securities portfolio to repay assumed borrowings and approximately $1.0 billion of the Corporation’s wholesale funding sources.

(4)	Reflects the illustrative impact to the Corporation of the Republic First Transaction using the financial data presented and includes anticipated purchase accounting adjustments.
(5)

Reflects the illustrative impact to the Corporation of the Republic First Transaction using the financial data presented and includes anticipated purchase accounting adjustments, plus the anticipated impact of this offering (based on $250 million gross proceeds from this offering, assuming no exercise of the Underwriters’ option to purchase additional shares).

First Quarter Unaudited Preliminary Financial Results

On April 16, 2024, we issued a press release announcing results for the quarter ended March 31, 2024. Further information relating to our financial results for the quarter ended March 31, 2024 is contained in the filed portion of our Current Report on Form 8-K dated April 16, 2024, which is incorporated herein by reference.

THE OFFERING

Issuer	Fulton Financial Corporation, a Pennsylvania corporation.

Common Stock Offered	16,666,667 shares of our common stock, par value $2.50 per share.

Option to Purchase Additional Shares	The Underwriters may purchase up to an additional 2,500,000 shares of our common stock within 30 days of the date of this prospectus supplement.

Common Stock Outstanding After This Offering(1)	178,842,773 shares of common stock (181,342,773 shares of common stock upon exercise of the Underwriters’ option to purchase additional shares in full).

Use of Proceeds	We estimate that the net proceeds of this offering will be approximately $236.8 million (or approximately $272.5 million if the Underwriters exercise their option in full), in each case after deducting estimated expenses and underwriting discounts and commissions.

We intend to use the net proceeds of this offering for general corporate purposes, including to support new opportunities in connection with our business strategy following the Republic First Transaction.

Lock-up Agreements	We and each of our executive officers and directors have entered into lock-up agreements, which restrict such persons from engaging in certain transactions in our securities during the Lock-Up Period (defined below) without the consent of the Underwriters. See “Underwriting—Lock-Up Agreements” in this prospectus supplement.

Market and Trading Symbol for the Common Stock	Our common stock is listed and traded on Nasdaq under the symbol “FULT.”

Risk Factors	An investment in our common stock is subject to risks. Please refer to “Risk Factors” and other information included or incorporated by reference in this prospectus supplement for a discussion of factors you should carefully consider before making a decision to invest in shares of our common stock.

[1]

The number of shares of our common stock that will be outstanding immediately following this offering is based on 162,176,106 shares of our common stock outstanding as of April 26, 2024. This excludes 2,528,571 shares, as of March 31, 2024, of unvested restricted stock that may be issued pursuant to unvested restricted stock units and unvested performance stock units under the Corporation’s equity compensation plans upon the achievement of certain performance or time-based milestones and excludes shares available for future grant under its equity compensation plan. As of March 31, 2024, the Corporation is authorized to issue an additional 4,847,553 shares under its equity compensation plans.

RISK FACTORS

Please note that in this section entitled “Risk Factors” references to the “Corporation,” “Fulton Financial,” “we,” “us,” “our” or similar references mean Fulton Financial Corporation, together with its consolidated subsidiaries, unless the context indicates otherwise.

An investment in shares of our common stock is subject to certain risks. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment. Before you decide to invest in our common stock, you should consider the risk factors below relating to the offering as well as the risk factors described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, which are incorporated by reference into this prospectus supplement and the accompanying prospectus.

Risks Related to the Offering and the Ownership of our Common Stock

The price of our common stock may fluctuate significantly, and this may make it difficult for you to resell shares of our common stock owned by you at times or at prices you find attractive.

The trading price of our common stock may fluctuate significantly as a result of a number of factors, many of which are outside our control. In addition, the stock market is subject to fluctuations in the share prices and trading volumes that affect the market prices of the shares of many companies. These broad market fluctuations have adversely affected and may continue to adversely affect the market price of our common stock. Among the factors that could affect our stock price are:

•	actual or anticipated quarterly fluctuations in our operating results and financial condition;

•

changes in financial estimates or publication of research reports and recommendations by financial analysts or actions taken by rating agencies with respect to our securities or those of other financial institutions;

•	failure to meet analysts’ revenue or earnings estimates;

•	speculation in the press or investment community generally or relating to our reputation or the financial services industry;

•	strategic announcements or actions by us or our competitors regarding acquisitions, restructurings, dispositions, financings or other material events;

•	actions by our current shareholders, including sales of common stock by existing shareholders and/or directors and executive officers;

•	fluctuations in the stock price and operating results of our competitors;

•	future sales of our equity or equity-related securities;

•	changes in the frequency or amount of dividends or share repurchases;

•	proposed or adopted regulatory changes or legislative developments that involve or affect or may involve or affect our industry generally or our business and operations specifically;

•	anticipated or pending investigations, proceedings, or litigation that involve or affect us;

•	domestic and international economic factors unrelated to our performance; or

•	general market conditions and, in particular, developments related to market conditions for the financial services industry.

The stock markets in general have experienced substantial price and trading fluctuations. These fluctuations have resulted in volatility in the market prices of securities that often has been unrelated or disproportionate to changes in operating performance. These broad market fluctuations have in the past and may in the future adversely affect the trading price of our common stock.

There may be future sales or other dilution of our equity, which may adversely affect the market price of our common stock.

Except as described in “Underwriting,” we are not restricted from issuing additional common stock, including any securities that are convertible into or exchangeable for, or that represent the right to receive, common stock. The issuance of any additional shares of our common stock or preferred stock or securities convertible into, exchangeable for or that represent the right to receive common stock or the exercise of such securities could be substantially dilutive to shareholders of our common stock. Holders of shares of our common stock have no preemptive rights that entitle holders to purchase their pro rata share of any offering of shares of any class or series. The market price of our common stock could decline as a result of this offering, other capital raising strategies, sales of shares of our common stock or other securities made after this offering or the perception that such sales could occur. Because our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Thus, our shareholders bear the risk of our future offerings reducing the market price of our common stock and diluting their stock holdings in us.

In addition, if we issue additional shares, including options, warrants, preferred stock or other convertible securities, in the future to acquired entities and their equity holders, our business associates, or other strategic partners or in follow-on public or private offerings, the newly issued shares will further dilute your percentage ownership of Fulton Financial.

If you purchase our common stock in this offering, you may incur immediate and substantial dilution in the book value of your shares.

If you purchase shares in this offering, the value of your shares based on our actual book value will immediately be less than the offering price you paid. As a result, investors purchasing stock in this offering may receive significantly less than the purchase price paid in this offering in the event of liquidation.

You may not receive dividends on the common stock.

We are a bank holding company that conducts substantially all of our operations through Fulton Bank and other subsidiaries. As a result, our ability to make dividend payments on the common stock depends primarily upon the results of operations of such subsidiaries and on certain federal and state regulatory considerations and the receipt of dividends and other distributions from our subsidiaries. See “—We are a holding company and rely on dividends from our subsidiaries for substantially all of our revenue and our ability to make dividends, distributions and other payments” below.

Holders of our common stock are only entitled to receive such dividends as our board of directors may declare out of funds legally available for such payments. During times of financial or market stress, which may adversely impact earnings or alternative methods of raising capital, we may be required or may deem it prudent to reduce dividends on our common stock in order to build or conserve capital. Holders of our common stock are also subject to the prior dividend rights of holders of our preferred stock at any time outstanding.

Although we have historically declared cash dividends on our common stock, we are not required to do so. We have in the past and may in the future further reduce or eliminate our common stock dividend to further preserve capital in light of the challenges facing the banking industry and regulatory constraints or for other reasons. Any such reduction or elimination could also adversely affect the market price of our common stock. In determining the amount of any future dividends, our board of directors will consider economic and market conditions, our financial condition and operating results and other factors, including contractual restrictions and applicable governmental regulations and policies (such as those relating to the ability of bank and non-bank subsidiaries to pay dividends to the parent company).

We are a holding company and rely on dividends from our subsidiaries for substantially all of our revenue and our ability to make dividends, distributions and other payments.

We are a separate and distinct legal entity from our banking and nonbanking subsidiaries, and depend on the payment of dividends from our subsidiaries, principally Fulton Bank, for substantially all of our revenue. As a result, our ability to make dividend payments on our common stock depends primarily on certain federal and state regulatory considerations and the receipt of dividends and other distributions from our subsidiaries. There are various regulatory and prudential supervisory restrictions, which may change from time to time, on the ability of our subsidiaries, principally Fulton Bank, to pay dividends or make other payments to us. For example, in connection with receiving approval from the Office of the Comptroller of the Currency (the “OCC”) for the Republic First Transaction, Fulton Bank committed that, for a period of two years from the date of the Republic First Transaction, it will not declare or pay any dividend without receiving a prior written determination of no supervisory objection from the OCC. For additional information regarding the regulatory restrictions applicable to us and our subsidiaries, see “Item 1. Business—Supervision and Regulation” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, which is incorporated by reference herein.

If, in the opinion of the applicable regulatory authority, a bank under its jurisdiction is engaged in or is about to engage in an unsafe or unsound practice, such authority may require, after notice and hearing, that such bank cease and desist from such practice. Depending on the financial condition of our subsidiaries, principally Fulton Bank, the applicable regulatory authority might deem us to be engaged in an unsafe or unsound practice if our subsidiaries, principally Fulton Bank, were to pay dividends. The Federal Reserve and the Office of the Comptroller of the Currency have issued policy statements generally requiring insured banks and bank holding companies only to pay dividends out of current operating earnings. Under the Federal Reserve policy, in general a bank holding company should pay dividends only when (1) its net income available to shareholders over the past four quarters (net of dividends paid) has been sufficient to fully fund the dividends, (2) the prospective rate of earnings retention appears to be consistent with the capital needs and overall current and prospective financial condition of the bank holding company and its subsidiaries, and (3) the bank holding company will continue to meet minimum regulatory capital adequacy ratios after giving effect to the dividend.

The Federal Reserve provided guidance on the criteria it uses to evaluate a bank holding company’s request to pay dividends in an aggregate amount that will exceed the company’s earnings for the period in which the dividends will be paid. For purposes of this analysis, “dividend” includes not only dividends on preferred and common equity but also dividends on debt underlying trust preferred securities and other Tier 1 capital instruments. The criteria evaluates whether the holding company (1) has net income over the past four quarters sufficient to fully fund the proposed dividend (taking into account prior dividends paid during this period), (2) is considering stock repurchases or redemptions in the quarter, (3) does not have a concentration in commercial real estate and (4) is in good supervisory condition, based on its overall condition and its asset quality risk. A holding company not meeting these criteria will require more in-depth consultations with the Federal Reserve.

Our common stock is equity and therefore is subordinate to our existing and future indebtedness and preferred stock and effectively subordinated to all the indebtedness of, and other non-common equity claims against, our subsidiaries, including deposits.

Shares of our common stock are equity interests in us and do not constitute indebtedness. As such, shares of our common stock rank junior to all of our current and future indebtedness and to other non-equity claims against us and our assets available to satisfy claims against us, including in the event of liquidation. Additionally, holders of our common stock are subject to the prior dividend and liquidation rights of holders of our Series A Preferred Stock (as defined, and further described, under “Description of Capital Stock—Preferred Stock—Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series A”) or other preferred stock that we may issue in the future.

We may make additional offerings of debt securities, including medium-term notes, trust preferred securities and senior or subordinated notes. In addition, our board of directors is authorized to issue additional classes or series of preferred stock without any action on the part of the holders of our common stock. If we issue preferred stock in the future that has a preference over our common stock with respect to the payment of dividends or upon our liquidation, dissolution, or winding up, or if we issue preferred stock with voting rights that dilute the voting power of our common stock, the rights of holders of our common stock could be adversely affected.

Furthermore, if any of our subsidiaries becomes insolvent, the direct creditors of that subsidiary, including any depositors, will have a prior claim on its assets. Our right to participate in any distribution of assets of any of our subsidiaries upon its liquidation or otherwise, and thus your ability as a holder of the common stock to benefit indirectly from such distribution, will be subject to the prior claims of creditors of such subsidiary, except to the extent that any of our claims as a creditor of such subsidiary may be recognized. As a result, our common stock is effectively subordinated to all existing and future liabilities and obligations of our subsidiaries, including deposits.

Anti-takeover provisions could negatively impact our shareholders.

Provisions of Pennsylvania law and of our Amended and Restated Articles of Incorporation and Bylaws could make it more difficult for a third party to acquire control of us or have the effect of discouraging a third party from attempting to acquire control of us. Our Amended and Restated Articles of Incorporation and Bylaws include certain provisions which may be considered to be “anti-takeover” in nature because they may have the effect of discouraging or making more difficult the acquisition of control over us by means of a hostile tender offer, exchange offer, proxy contest or similar transaction. These provisions are intended to protect our shareholders by providing a measure of assurance that our shareholders will be treated fairly in the event of an unsolicited takeover bid and by preventing a successful takeover bidder from exercising its voting control to the detriment of the other shareholders. However, the anti-takeover provisions set forth in our Amended and Restated Articles of Incorporation and Bylaws, taken as a whole, may discourage a hostile tender offer, exchange offer, proxy solicitation or similar transaction relating to our common stock. To the extent that these provisions actually discourage such a transaction, holders of our common stock may not have an opportunity to dispose of part or all of their stock at a higher price than that prevailing in the market. In addition, these provisions make it more difficult to remove, and thereby may serve to entrench, our incumbent directors and officers, even if their removal would be regarded by some shareholders as desirable.

An investment in our common stock is not an insured deposit and is not guaranteed by the FDIC, so you could lose some or all of your investment.

An investment in our common stock is not a bank deposit and, therefore, is not insured against loss or guaranteed by the FDIC, any other deposit insurance fund or by any other public or private entity. Investment in our common stock is inherently risky for the reasons described herein, and is subject to the same market forces that affect the price of common stock in any company. As a result, if you acquire our common stock, you could lose some or all of your investment.

Risks Related to the Republic First Transaction

On April 26, 2024, our banking subsidiary, Fulton Bank, acquired substantially all of the assets and assumed substantially all of the deposits and certain liabilities of Republic First from the FDIC Receiver in the Republic First Transaction (see “Summary—Recent Developments—Republic First Transaction”). Although this is an FDIC-assisted transaction, we are still subject to some of the same risks we would face in acquiring another bank in a negotiated transaction. Such risks include risks associated with maintaining customer relationships and failure to realize the anticipated acquisition benefits in the amounts and within the timeframes we expect. In addition, because of the expedited nature of the FDIC-assisted transaction which did not allow bidders the time and access to information customarily associated with preparing for and evaluating a negotiated transaction, we may face additional risks. The Corporation did not enter into a loss sharing arrangement with the FDIC in connection with the Republic First Transaction.

We may fail to realize the anticipated benefits of the Republic First Transaction.

The success of the Republic First Transaction will depend on, among other things, our ability to integrate the acquired assets into our business in a manner that facilitates growth opportunities and achieves the anticipated benefits of the Republic First Transaction, including those described under “Summary—Recent Developments—Republic First Transaction”. If we are not able to successfully achieve these objectives, the anticipated benefits of the Republic First Transaction may not be realized fully or at all or may take longer to realize than expected.

There is a significant degree of difficulty and management distraction inherent in the process of integrating an acquisition, including challenges consolidating certain operations and functions (including regulatory functions), integrating technologies, organizations, procedures, policies and operations, addressing differences in the business cultures of the Corporation and retaining key personnel. In addition, the success of the Republic First Transaction will depend on a number of factors, including, but not limited to our ability to limit the outflow of deposits held by our new customers and to successfully retain and manage interest-earning assets (i.e., loans) acquired in the Republic First Transaction, our ability to attract new deposits and to generate new interest-earning assets in the areas previously served by the former Republic First branches, our ability to control the incremental non-interest expense from the former Republic First branches and other units in a manner that enables us to maintain a favorable overall efficiency ratio, the accuracy of our assumptions regarding the value of the Acquired Assets and Assumed Liabilities, our ability to liquidate certain assets (including investment securities) and repay assumed borrowings on terms that are favorable to the Corporation, our ability to effectively manage the ongoing relationship with the FDIC related to the Republic First Transaction, our ability to collect on the loans acquired, our assumptions regarding the risk profile of the loans acquired, and our ability to earn acceptable levels of interest and non-interest income. The integration may be complex and time consuming and involve delays or additional and unforeseen expenses. The integration process and other disruptions resulting from the Republic First Transaction may also disrupt our ongoing business, which may cause the Corporation to lose clients and customers, or cause clients and customers to move their business to competing financial institutions. It is possible that the integration process could result in the disruption of ongoing businesses or inconsistencies in standards, controls, procedures and policies that could adversely affect the Corporation’s ability to maintain relationships with clients, customers, depositors and employees. In addition, the loss of key employees in connection with the Republic First Transaction could adversely affect the Corporation’s ability to successfully conduct its business. Any failure to successfully or cost-effectively integrate the Acquired Assets and Assumed Liabilities in connection with the Republic First Transaction could have a material adverse effect on our business, operations and financial position, including as a result of reputational harm or other legal or regulatory costs associated with the Republic First Transaction.

We may incur unforeseen liabilities or losses in connection with the Republic First Transaction.

In connection with the Republic First Transaction, we have agreed to assume certain liabilities of Republic First. The expedited nature of the Republic First Transaction did not allow bidders the time and access to information customarily associated with preparing for and evaluating a negotiated transaction. As such, there may be liabilities that we failed or were unable to discover in the course of performing due diligence investigations into the Acquired Assets and Assumed Liabilities, or we may not have correctly assessed the significance of certain liabilities identified in the course of our due diligence. Any such liabilities, individually or in the aggregate, could lead to unforeseen losses, which may be significant, and which could have a material adverse effect on our business, financial condition and results of operations.

Our assumptions regarding the fair value of Acquired Assets and Assumed Liabilities could be inaccurate which could materially and adversely affect our business, financial condition, results of operations, and future prospects.

This prospectus supplement includes certain projected financial information of the Corporation after giving effect to the Republic First Transaction. The projected financial information is intended to illustrate the potential impact of the Republic First Transaction on the Corporation based on the Corporation’s current assumptions and beliefs. The projected financial information and fair value estimates we have made in connection with the Republic First Transaction are preliminary estimates based on information currently available to management, including estimated financial data and other information for Republic Bank as provided by the FDIC by way of selected proprietary information in an FDIC Data room, as well as our related assumptions, and may be subject to change. Our acquisition of certain assets of Republic First in connection with the Republic First Transaction followed the FDIC’s competitive bidding process. The expedited nature of the transaction did not allow bidders the time and access to information customarily associated with preparing for and evaluating a negotiated transaction. The determination of both the aggregate amount and the fair value of the Acquired Assets and Assumed Liabilities is based on estimates about discount rates, future expected cash flows, market conditions and other future events that are highly subjective in nature and subject to change. Our estimates of the fair value of Acquired Assets and Assumed Liabilities is based on information provided to us by the FDIC Receiver, much of which has not been independently verified given the nature of the FDIC’s expedited competitive bidding process. Further, we have not entered into a loss sharing arrangement with the FDIC in connection with the Republic First Transaction. As a result, fair value assumptions we have made in connection with Acquired Assets and Assumed Liabilities in the Republic First Transaction, including those described in this prospectus supplement under “Summary—Recent Developments—Republic First Transaction,” may be inaccurate and subject to change as the acquired assets and customers are integrated into Fulton Bank and we acquire additional information and details about the Acquired Assets and Assumed Liabilities. If our assumptions and projections regarding the fair value of the Acquired Assets and Assumed Liabilities are wrong, it could adversely impact our financial condition, results of operations and future prospects.

We are in the process of validating the fair market value of the Acquired Assets and Assumed Liabilities based on ongoing internal assessments and continuing discussions with the FDIC regarding the fair value of the assets acquired in the Republic First Transaction, which may impact which assets and liabilities we acquired or assumed in the Republic First Transaction. In addition, we may obtain additional information and evidence following the closing of the Republic First Transaction that could result in changes to our assumptions regarding the fair value of the Acquired Assets and Assumed Liabilities in connection with the Republic First Transaction, including potential decreases in the fair value of the Acquired Assets and Assumed Liabilities described in this prospectus supplement under “Summary—Recent Developments—Republic First Transaction”.

USE OF PROCEEDS

We estimate that the net proceeds of this offering will be approximately $236.8 million (or approximately $272.5 million if the Underwriters exercise their option to purchase additional shares in full), in each case after deduction of underwriting discounts and commissions and the estimated expenses payable by us.

We intend to use the net proceeds of this offering for general corporate purposes, including to support new opportunities in connection with our business strategy following the Republic First Transaction.

CAPITALIZATION

The following table sets forth our consolidated capitalization as of March 31, 2024 (i) on an actual basis and (ii) on an as adjusted basis to give effect to the sale of 16,666,667 shares of our common stock offered by us in this offering at the public offering price of $15.00 per share, assuming the Underwriters do not exercise their option to purchase additional shares of common stock, after underwriting discounts and our estimated offering expenses. You should read this table in conjunction with the more detailed information, including our consolidated financial statements and related notes, incorporated by reference in this prospectus supplement and accompanying prospectus.

	As of March 31, 2024 (in thousands)
	Actual	As Adjusted for this Offering(1)
Cash and due from banks	$247,581	$484,393
Borrowings:
Federal Home Loan Bank advances	$900,000	$900,000
Senior debt and subordinated debt	$535,566	$535,566
Other borrowings	$860,474	$860,474

Total Borrowings	$2,296,040	$2,296,040
Shareholder’s equity
Common Stock, $2.50 par value; 600,000,000 shares authorized; 225,900,447 shares issued (actual); and 242,567,114 shares issued (as adjusted)(2)	$564,751	$606,418
Preferred stock, no par value, 10,000,000 shares authorized, Series A, 200,000 shares authorized and issued — actual and as adjusted, liquidation preference of $1,000 per share	$192,878	$192,878
Other items of common shareholder’s equity(3)	$2,000,050	$2,195,195
Total shareholder’s equity	$2,757,679	$2,994,491

Total borrowings and shareholder’s equity	$5,053,719	$5,290,531

(1)	Does not give effect to the Republic First Transaction or related transactions, including those transactions described in “Recent Developments” in this prospectus supplement.
(2)	Shares of common stock issued as of March 31, 2024 includes treasury stock. As of March 31, 2024, 162,087,219 shares of common stock were outstanding excluding treasury shares.
(3)	Includes additional paid-in capital, retained earnings, accumulated other comprehensive income (loss) and treasury stock.

DIVIDEND POLICY

The payment of future dividends is subject to the discretion of our board of directors, which will consider, among other factors, our operating results, overall financial condition, credit-risk considerations and capital requirements, as well as general business and market conditions and provisions of Pennsylvania law.

The holders of our common stock are entitled to receive dividends when, as and if declared by the board of directors out of funds legally available for dividends. We have in the past paid quarterly cash dividends to our shareholders on or about the 15th day of January, April, July and October of each year. Our ability to pay dividends to our shareholders is dependent primarily upon the earnings and financial condition of Fulton Financial and Fulton Bank (see also “Risk Factors—Risks Related to the Offering and Ownership of our Common Stock—We are a holding company and rely on dividends from our subsidiaries for substantially all of our revenue and our ability to make dividends, distributions and other payments.” above). Funds for the payment of dividends on our common stock are expected for the foreseeable future to be obtained primarily from dividends paid to us by our subsidiaries, which dividends are subject to certain limitations, described further below.

Fulton Financial is a separate and distinct legal entity from its banking and nonbanking subsidiaries and depends on the payment of dividends from its subsidiaries, principally Fulton Bank, for substantially all of its revenue. As a result, Fulton Financial’s ability to make dividend payments on our common stock depends primarily on compliance with applicable federal regulatory requirements and the receipt of dividends and other distributions from its subsidiaries. There are various regulatory and prudential supervisory restrictions, which may change from time to time, that impact the ability of Fulton Bank to pay dividends or make other payments to the Corporation. For example, in connection with receiving approval from the OCC for the Republic First Transaction, Fulton Bank committed that, for a period of two years from the date of the Republic First Transaction, it will not declare or pay any dividend without receiving a prior written determination of no supervisory objection from the OCC. In addition, dividends on Fulton Financial’s common stock may not be declared, paid or set aside for payment unless the full dividends for the immediately preceding dividend payment period for the Series A Preferred Stock (defined below) have been declared and paid or declared and a sum sufficient for the payment thereof has been set aside. For additional information regarding the regulatory restrictions applicable to the Corporation and its subsidiaries, see “Item 1. Business—Supervision and Regulation,” “Item 1A. Risk Factors—Risks Related to an Investment in our Securities,” and “Item 8. Financial Statements and Supplementary Data—Note 12—Regulatory Matters” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, which is incorporated by reference herein.

DESCRIPTION OF CAPITAL STOCK

We are authorized to issue a total of 610,000,000 shares of all classes of capital stock, of which:

•

600,000,000 shares are designated as common stock, par value $2.50 per share, 162,176,106 of which were outstanding as of April 26, 2024 (excluding treasury shares, shares reserved for issuance upon exercise of options or warrants or conversion of convertible securities and shares available for issuance under employee benefit plans); and

•

10,000,000 shares are designated as preferred stock, of which 200,000 shares of preferred stock were outstanding as of April 26, 2024 in one series designated as 5.125% Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series A (defined below), and the remainder of which are authorized but unissued.

The following description of the terms of our capital stock is only a summary and qualified in its entirety by, and should thus be read together with, (i) our Amended and Restated Articles of Incorporation, (ii) our Bylaws, as amended, as well as (iii) the applicable provisions of Pennsylvania law, including the Pennsylvania Business Corporation Law of 1988, as amended (the “BCL”).

Common Stock

Dividend Rights

Holders of our common stock are entitled to dividends when, as and if declared by the board of directors of Fulton Financial out of funds legally available for dividends. Each share of our common stock is entitled to participate on an equal pro rata basis in dividends and other distributions.

Conversion, Sinking Fund and Redemption Rights

Holders of our common stock have no preemptive or conversion rights and are not entitled to the benefits of any redemption or sinking fund provision.

Voting Rights

Each holder of our common stock is entitled to one vote per share in the election of directors and on all other matters submitted to a vote at a meeting of shareholders. No holder of our common stock has the right of cumulative voting.

If a quorum exists, action on any matter, excluding the election of directors, shall be approved by the affirmative vote of a majority of the votes cast, unless our Amended and Restated Articles of Incorporation and Bylaws or the BCL require a greater number of affirmative votes. For the election of directors, the director nominees receiving the highest number of votes shall be elected. In the event that the number of director nominees exceeds the number of directors to be elected, the directors (not exceeding the authorized number of directors as fixed by the board of directors in accordance with our Amended and Restated Articles of Incorporation and Bylaws) shall be elected by a plurality of the voting power of the shares entitled to vote who are present, in person or by proxy, at any such meeting and entitled to vote on the election of directors.

Anti-takeover Provisions

Our Amended and Restated Articles of Incorporation and Bylaws include certain provisions which may be considered to be “anti-takeover” in nature because they may have the effect of discouraging or making more difficult the acquisition of control over us by means of a hostile tender offer, exchange offer, proxy contest or similar transaction. These provisions are intended to protect our shareholders by providing a measure of assurance that our shareholders will be treated fairly in the event of an unsolicited takeover bid and by preventing a successful takeover bidder from exercising its voting control to the detriment of the other shareholders. However, the anti-takeover provisions set forth in our Amended and Restated Articles of Incorporation and Bylaws, taken as a whole, may discourage a hostile tender offer, exchange offer, proxy solicitation or similar transaction relating to our common stock. To the extent that these provisions actually discourage such a transaction, holders of our common stock may not have an opportunity to dispose of part or all of their stock at a higher price than that prevailing in the market. In addition, these provisions make it more difficult to remove, and thereby may serve to entrench, our incumbent directors and officers, even if their removal would be regarded by some shareholders as desirable.

The provisions in our Amended and Restated Articles of Incorporation which may be considered to be “anti-takeover” in nature include the following:

•

a provision that provides for substantial amounts of authorized but unissued capital stock, including a class of preferred stock whose rights and privileges may be determined prior to issuance by our board of directors;

•	a provision that does not permit shareholders to cumulate their votes for the election of directors;

•	a provision that requires a greater than majority shareholder vote in order to approve certain business combinations and other extraordinary corporate transactions;

•	a provision that establishes criteria to be applied by the board of directors in evaluating an acquisition proposal;

•	a provision that requires a greater than majority shareholder vote in order for the shareholders to remove a director from office without cause;

•	a provision that prohibits the taking of any action by the shareholders without a meeting and eliminates the right of shareholders to call a special meeting;

•	a provision that limits the right of the shareholders to amend the Bylaws;

•	a provision that requires, under certain circumstances, a greater than majority shareholder vote in order to amend the Amended and Restated Articles of Incorporation; and

•

a provision requiring that advance notice be delivered to Fulton Financial of any business to be brought by an eligible shareholder before an annual meeting of shareholders and requiring certain procedures to be followed by shareholders in nominating candidates for election as directors.

The provisions of our Bylaws which may be considered to be “anti-takeover” in nature include the following:

•	a provision that limits the permissible number of directors; and

•

a provision that requires advance written notice as a precondition to the nomination of any person for election to the board of directors, other than in the case of nominations made by existing management.

As a Pennsylvania business corporation and a corporation whose common stock is registered under the Exchange Act, we are is subject to, and may take advantage of the protections of, the anti-takeover provisions of the BCL. These anti-takeover provisions, which are designed to discourage the acquisition of control over a targeted Pennsylvania business corporation, include:

•

a provision whereby the directors of the corporation, in determining what is in the best interests of the corporation, may consider factors other than the economic interests of the shareholders, such as the effect of any action upon other constituencies, including employees, suppliers, customers, creditors and the community in which the corporation is located;

•	a provision that permits shareholders to demand that a controlling person pay to them the fair value of their shares in cash upon a change in control;

•	a provision that restricts certain business combinations unless there is prior approval by the directors or a supermajority of the shareholders;

•	a provision permitting a corporation to adopt a shareholder rights plan;

•	a provision denying the right to vote to a person who acquires a specified percentage of stock ownership unless those voting rights are restored by a vote of disinterested shareholders; and

•

a provision requiring a person who acquires a specific percentage of stock ownership to disgorge to the corporation all profits from the sale of equity securities of the corporation within eighteen months thereafter.

Corporations may elect to “opt out” of any or all of these anti-takeover provisions of the Pennsylvania corporate law. We have not elected to opt out of any of the protections provided by the anti-takeover statutes.

Existence of the above provisions could result in our being less attractive to a potential acquirer, or result in our shareholders receiving less for their shares of common stock than otherwise might be available if there is a takeover attempt.

The ability of a third party to acquire us is also limited under applicable banking regulations. The Bank Holding Company Act (the “BHC Act”) requires any “bank holding company” (as defined therein) to obtain the approval of the Federal Reserve prior to acquiring, directly or indirectly, more than 5% of our outstanding common stock. Any person other than a bank holding company is required to provide notice to the Federal Reserve prior to acquiring, directly or indirectly, 10% or more of our outstanding common stock under the Change in Bank Control Act of 1978, as amended. Any holder of 25% or more of our outstanding common stock, other than an individual, is subject to regulation as a bank holding company under the BHC Act. Furthermore, while we do not have a shareholder rights plan currently in effect, under Pennsylvania law, our board of directors can adopt a shareholder rights plan without shareholder approval. If adopted, a shareholder rights plan could result in substantial dilution to a person or group that attempts to acquire us on terms not approved by our board of directors.

Transfer Agent

Fulton Financial Advisors, a division of Fulton Bank, serves as the transfer agent for our common stock.

Listing

Our common stock is listed and traded on Nasdaq under the symbol “FULT.”

Preferred Stock

We are authorized to issue 10,000,000 shares designated as preferred stock. Shares of our preferred stock may be issued from time to time in one or more series. Our board of directors is authorized, within the limitations and restrictions stated in our Amended and Restated Articles of Incorporation to issue Preferred Stock as a class without series or in one or more series and to fix by resolution the voting rights (which may be full, limited, multiple, fractional or withheld altogether), designation, preferences, qualifications, limitations, restrictions, privileges, options, redemption rights, conversion rights, and other special or relative rights of such class or any series thereof.

Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series A

On October 29, 2020, Fulton Financial issued 200,000 shares of Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series A, no par value, having a liquidation preference of $1,000 per share (the “Series A Preferred Stock”).

Holders of the Series A Preferred Stock have preferential dividend and liquidation rights over holders of our common stock. Holders of the Series A Preferred Stock will be entitled to receive, when, as and if declared by our board of directors, or a duly authorized committee of the board of directors, out of assets legally available for the payment of dividends under Pennsylvania law, non-cumulative cash dividends based on the liquidation preference of the Series A Preferred Stock at a rate equal to 5.125% per annum for each dividend period from the original issue date of the Series A Preferred Stock to, but excluding, the redemption date of the Series A Preferred Stock, if any. Our ability to declare or pay dividends on, or purchase, redeem or otherwise acquire, shares of common stock and each other class or series of our capital stock that ranks junior to the Series A Preferred Stock is subject to certain restrictions in the event that we do not declare and pay (or set aside) dividends on the Series A Preferred Stock for the last preceding dividend period.

Holders of the Series A Preferred Stock will generally have no voting rights with respect to matters that generally require the approval of voting shareholders, subject to limited voting rights under certain conditions. The Series A Preferred Stock is a perpetual security that is not subject to any mandatory redemption, sinking fund or other similar provision. We may redeem the Series A Preferred Stock, in whole or in part, from time to time, on any dividend payment date on or after January 15, 2026, at a cash redemption price equal to $1,000 per share of Series A Preferred Stock.

MATERIAL UNITED STATES TAX CONSEQUENCES

TO NON-U.S. HOLDERS OF OUR COMMON STOCK

This section summarizes certain United States federal income and estate tax consequences of the ownership and disposition of our common stock by a non-U.S. holder. You are a non-U.S. holder if you are, for United States federal income tax purposes:

•	a nonresident alien individual,

•	a foreign corporation, or

•	an estate or trust that in either case is not subject to United States federal income tax on a net income basis on income or gain from common stock.

This section does not consider the specific facts and circumstances that may be relevant to a particular non-U.S. holder and does not address the treatment of a non-U.S. holder under the laws of any state, local or foreign taxing jurisdiction. This section is based on the tax laws of the United States, including the Internal Revenue Code of 1986, as amended (the “Code”), existing and proposed regulations, and administrative and judicial interpretations, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

If an entity or arrangement that is treated as a partnership for United States federal income tax purposes holds the common stock, the United States federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the common stock should consult its tax advisor with regard to the United States federal income tax treatment of an investment in the common stock.

You should consult a tax advisor regarding the United States federal tax consequences of acquiring, holding and disposing of our common stock in your particular circumstances, as well as any tax consequences that may arise under the laws of any state, local or foreign taxing jurisdiction.

Dividends

If we make a distribution of cash or other property (other than certain distributions of our stock) in respect of our common stock, the distribution generally will be treated as a dividend to the extent of our current or accumulated earnings and profits, as determined under United States federal income tax principles. Any portion of a distribution that exceeds our current and accumulated earnings and profits will generally be treated first as a tax-free return of capital, on a share-by-share basis, to the extent of your tax basis in our common stock (and will reduce your basis in such common stock), and, to the extent such portion exceeds your tax basis in our common stock, the excess will be treated as gain from the taxable disposition of the common stock, the tax treatment of which is discussed below under “Gain on Disposition of Common Stock”.

Except as described below, dividends paid to you on common stock are subject to withholding of United States federal income tax at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate. Even if you are eligible for a lower treaty rate, the withholding agent will generally be required to withhold at a 30% rate (rather than the lower treaty rate) on dividend payments to you, unless you have furnished to the withholding agent:

•

a valid Internal Revenue Service (“IRS”) Form W-8 or an acceptable substitute form upon which you certify, under penalties of perjury, your status as a non-United States person and your entitlement to the lower treaty rate with respect to such payments, or

•

in the case of payments made outside the United States to an offshore account (generally, an account maintained by you at an office or branch of a bank or other financial institution at any location outside the United States), other documentary evidence establishing your entitlement to the lower treaty rate in accordance with U.S. Treasury regulations.

If you are eligible for a reduced rate of United States withholding tax under a tax treaty, you may obtain a refund of any amounts withheld in excess of that rate by filing a refund claim with the United States IRS.

If dividends paid to you are “effectively connected” with your conduct of a trade or business within the United States, and, if required by a tax treaty, the dividends are attributable to a permanent establishment that you maintain in the United States, withholding agents are generally not required to withhold tax from the dividends, provided that you have furnished to the withholding agent a valid IRS Form W-8ECI or an acceptable substitute form upon which you represent, under penalties of perjury, that:

•	you are a non-United States person, and

•	the dividends are effectively connected with your conduct of a trade or business within the United States and are includible in your gross income.

“Effectively connected” dividends are taxed at rates applicable to United States citizens, resident aliens and domestic United States corporations.

If you are a corporate non-U.S. holder, “effectively connected” dividends that you receive may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.

Gain on Disposition of Common Stock

You generally will not be subject to United States federal income tax on gain that you recognize on a disposition of common stock unless:

•

the gain is “effectively connected” with your conduct of a trade or business in the United States, and the gain is attributable to a permanent establishment that you maintain in the United States, if that is required by an applicable income tax treaty as a condition for subjecting you to United States taxation on a net income basis,

•	you are an individual, you hold the common stock as a capital asset, you are present in the United States for 183 or more days in the taxable year of the sale and certain other conditions exist, or

•

we are or have been a “United States real property holding corporation” (as described below), at any time within the five-year period preceding the disposition or your holding period, whichever period is shorter, you are not eligible for a treaty exemption, and either (i) our common stock is not regularly traded on an established securities market during the calendar year in which the sale or disposition occurs or (ii) you owned or are deemed to have owned, at any time within the five-year period preceding the disposition or your holding period, whichever period is shorter, more than 5% of our common stock.

If the gain from the taxable disposition of shares of our common stock is effectively connected with your conduct of a trade or business in the United States (and, if required by a tax treaty, the gain is attributable to a permanent establishment that you maintain in the United States), you will be subject to tax on the net gain derived from the sale at rates applicable to United States citizens, resident aliens and domestic United States corporations. If you are a corporate non-U.S. holder, “effectively connected” gains that you recognize may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate. If you are an individual non-U.S. holder described in the second bullet point immediately above, you will be subject to a flat 30% tax (unless an applicable income tax treaty provides otherwise) on the gain derived from the sale, which may be offset by United States source capital losses, even though you are not considered a resident of the United States.

We will be a United States real property holding corporation at any time that the fair market value of our “United States real property interests,” as defined in the Code and applicable Treasury Regulations, equals or exceeds 50% of the aggregate fair market value of our worldwide real property interests and our other assets used or held for use in a trade or business (all as determined for the U.S. federal income tax purposes). We believe that we are not, and do not anticipate becoming in the foreseeable future, a United States real property holding corporation.

FATCA Withholding

Pursuant to sections 1471 through 1474 of the Code, commonly known as the Foreign Account Tax Compliance Act (“FATCA”), a 30% withholding tax (“FATCA withholding”) may be imposed on certain payments to you or to certain foreign financial institutions, investment funds and other non-US persons receiving payments on your behalf if you or such persons fail to comply with certain information reporting requirements. Payments of dividends that you receive in respect of common stock could be affected by this withholding if you are subject to the FATCA information reporting requirements and fail to comply with them or if you hold common stock through a non-US person (e.g., a foreign bank or broker) that fails to comply with these requirements (even if payments to you would not otherwise have been subject to FATCA withholding). You should consult your own tax advisors regarding the relevant U.S. law and other official guidance on FATCA withholding.

Federal Estate Taxes

Common stock held by a non-U.S. holder at the time of death will be included in the holder’s gross estate for United States federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.

Backup Withholding and Information Reporting

We and other payors are required to report payments of dividends on common stock on IRS Form 1042-S even if the payments are exempt from withholding. You are otherwise generally exempt from backup withholding and information reporting requirements with respect to dividend payments and the payment of the proceeds from the sale of common stock effected at a United States office of a broker provided that either (i) you have furnished a valid IRS Form W-8 or other documentation upon which the payor or broker may rely to treat the payments as made to a non-United States person, or (ii) you otherwise establish an exemption.

Payment of the proceeds from the sale of common stock effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale effected at a foreign office of a broker could be subject to information reporting in the same manner as a sale within the United States (and in certain cases may be subject to backup withholding as well) if (i) the broker has certain connections to the United States, (ii) the proceeds or confirmation are sent to the United States or (iii) the sale has certain other specified connections with the United States.

UNDERWRITING

We are offering the shares of our common stock described in this prospectus supplement in an underwritten offering through Piper Sandler & Co. and BofA Securities, Inc. as the representatives of the Underwriters named below. We are entering into an underwriting agreement with Piper Sandler & Co. and BofA Securities, Inc., as the representatives of the Underwriters, with respect to the common stock being offered hereby. Subject to the terms and conditions contained in the underwriting agreement, we have agreed to sell to the Underwriters and each Underwriter has agreed to purchase, at the public offering price less the underwriting discount set forth on the cover page of this prospectus, the number of shares of our common stock set forth opposite its name in the table below.

Name	Number of Shares
Piper Sandler & Co.	10,000,000
BofA Securities, Inc.	6,666,667
Total	16,666,667

The obligations of the Underwriters under the underwriting agreement, including their agreement to purchase depositary shares, are several and not joint. The underwriting agreement provides that the Underwriters’ obligation to purchase shares of our common stock depends on the satisfaction of the conditions contained in the underwriting agreement, including, among others:

•	the representations and warranties made by us are true and our obligations have been performed;

•	there is no material adverse change in the financial markets or in our business; and

•	we deliver customary closing documents.

Subject to these conditions, the Underwriters are committed to purchase and pay for all shares of our common stock offered by this prospectus supplement, if any such shares are purchased. However, the Underwriters are not obligated to take or pay for the shares of our common stock covered by the Underwriters’ purchase option described below, unless and until such option is exercised. In the event of a default by any Underwriter, the underwriting agreement provides that, in certain circumstances, the non-defaulting Underwriter may increase its purchase commitments, or the underwriting agreement may be terminated.

The shares of common stock are being offered by the Underwriters, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of certain legal matters by counsel for the Underwriters and other conditions specified in the underwriting agreement. The Underwriters reserve the right to withdraw, cancel or modify this offer and to reject orders in whole or in part. The obligations of the Underwriters may also be terminated upon the occurrence of the events specified in the underwriting agreement.

Option to Purchase Additional Shares

We have granted the Underwriters an option, exercisable no later than 30 days after the date of the underwriting agreement, to purchase up to an aggregate of 2,500,000 additional shares of common stock at the public offering price, less the underwriting discount set forth on the cover page of this prospectus supplement. We will be obligated to sell these shares of common stock to the Underwriters to the extent the purchase option is exercised. If the Underwriters exercise this option, each Underwriter will be obligated, subject to the conditions in the underwriting agreement, to purchase a number of additional shares of our common stock proportionate to the number of shares reflected next to such Underwriter’s name in the table above relative to the total number of shares reflected in such table.

Discounts and Expenses

The Underwriters propose to offer our common stock directly to the public at the offering price set forth on the cover page of this prospectus supplement and to dealers at the public offering price less a concession not in excess of $0.438750 per share. After the public offering of our common stock, the Underwriters may change the offering price, concessions and other selling terms.

The following table shows the per share and total underwriting discount that we will pay to the Underwriters and the proceeds we will receive before expenses. These amounts are shown assuming both no exercise and full exercise of the Underwriters’ option to purchase additional shares of our common stock.

	Per Share	Total Without Purchase Option Exercise	Total With Full Purchase Option Exercise
Public offering price	$15.00	$250,000,005	$287,500,005.00
Underwriting discount	$0.73125	$12,187,500.24	$14,015,625.24
Proceeds to us (before expenses)	$14.268750	$237,812,504.76	$273,484,379.76

We estimate expenses payable by us in connection with this offering, other than the underwriting discounts and commissions referred to above, will be approximately $1 million. We also have agreed to reimburse the Underwriters for certain reasonable counsel fees and expenses. In accordance with Financial Industry Regulatory Authority, Inc. Rule 5110, these reimbursed fees and expenses are deemed underwriting compensation for this offering.

If the offering is not consummated because the Underwriters terminate the underwriting agreement as a result of the failure of certain conditions specified in the underwriting agreement, we are required to reimburse the Underwriters for their reasonable out-of-pocket expenses incurred in connection with investigating, marketing and proposing to market the shares of common stock offered by this prospectus or in contemplation of performing their obligations under the underwriting agreement, including, without limitation, legal fees and expenses, and marketing, syndication and travel expenses.

Indemnification and Contribution

We and Fulton Bank have agreed jointly and severally to indemnify the Underwriters and their affiliates, selling agents, and controlling persons against certain liabilities, including under the Securities Act. If we are unable to provide this indemnification, we will contribute to the payments the Underwriters and their affiliates, selling agents, and controlling persons may be required to make in respect of those liabilities.

Lock-Up Agreements

We, and each of our executive officers and directors, have agreed, for the period beginning on and including the date of this prospectus supplement through and including the date that is 60 days after the date of this prospectus supplement (the “Lock-Up Period”), subject to certain exceptions, not to (i) offer for sale, sell, pledge, or otherwise transfer or dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the transfer or disposition by any person at any time in the future of) any shares of the Corporation’s common stock or any securities convertible into or exchangeable or exercisable for common stock or file any registration statement under the Securities Act with respect to any of the foregoing, (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the common stock, whether any such swap or transaction is to be settled by delivery of common stock or other securities, in cash or otherwise, (iii) make any demand for or exercise any right or cause to be confidentially submitted or filed a registration statement, including any amendments thereto, with respect to the registration of any shares of common stock or securities convertible into or exercisable or exchangeable for common stock or any other securities of the Corporation, or (iv) publicly disclose the intention to do any of the foregoing during the Lock-Up Period.

Stabilization Transactions

In connection with this offering, the Underwriters may engage in stabilizing transactions, over-allotment transactions and syndicate covering transactions in accordance with Regulation M under the Exchange Act.

•

Stabilizing transactions permit bids to purchase shares of common stock so long as the stabilizing bids do not exceed a specified maximum, and are engaged in for the purpose of preventing or retarding a decline in the market price of the common stock while the offering is in progress.

•

Over-allotment transactions involve sales by the Underwriters of shares of common stock in excess of the number of shares the Underwriters are obligated to purchase. This creates a syndicate short position which may be either a covered short position or a naked short position. In a covered short position, the number of shares of common stock over-allotted by the Underwriters is not greater than the number of shares that they may purchase in the over-allotment option. In a naked short position, the number of shares involved is greater than the number of shares in the over-allotment option. The underwriters may close out any short position by exercising their over-allotment option and/or purchasing shares in the open market.

•

Syndicate covering transactions involve purchases of common stock in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the Underwriters will consider, among other things, the price of shares available for purchase in the open market as compared with the price at which they may purchase shares through exercise of the over-allotment option. If the Underwriters sell more shares than could be covered by exercise of the over-allotment option and, therefore, have a naked short position, the position can be closed out only by buying shares in the open market. A naked short position is more likely to be created if the Underwriters are concerned that after pricing there could be downward pressure on the price of the shares in the open market that could adversely affect investors who purchase in the offering.

These transactions may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock in the open market may be higher than it would otherwise be in the absence of these transactions. Neither we nor the Underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of our common stock. These transactions may be effected on The Nasdaq Global Select Market, in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time.

Passive Market Making

In addition, in connection with this offering the Underwriters may engage in passive market making transactions in our common stock on The Nasdaq Global Select Market prior to the pricing and completion of this offering. Passive market making consists of displaying bids on The Nasdaq Global Select Market no higher than the bid prices of independent market makers and making purchases at prices no higher than these independent bids and effected in response to order flow. Net purchases by a passive market maker on each day are generally limited to a specified percentage of the passive market maker’s average daily trading volume in the common stock during a specified period and must be discontinued when such limit is reached. Passive market making may cause the price of our common stock to be higher than the price that otherwise would exist in the open market in the absence of these transactions. If passive market making is commenced, it may be discontinued at any time.

Our Relationship with the Underwriters

The Underwriters and their respective affiliates are full service financial institutions that have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates and have received, or may in the future receive, customary fees and commissions for these transactions. For example, the representatives are advising us in connection with the Republic First Transaction.

In addition, in the ordinary course of their business activities, the Underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The Underwriters and their respective affiliates may make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Electronic Distribution

A prospectus in electronic format may be made available by e-mail or on the websites or through online services maintained by one or more of the Underwriters or their affiliates. In those cases, prospective investors may view offering terms online and may be allowed to place orders online. The Underwriters may agree with us to allocate a specific number of shares of our common stock for sale to online brokerage account holders. Any such allocation for online distributions will be made by the Underwriters on the same basis as other allocations. Other than this prospectus in electronic format, the information on the Underwriters’ websites and any information contained on any other website maintained by any of the Underwriters is not part of this prospectus, has not been approved or endorsed by the Underwriters or us, and should not be relied upon by investors.

Listing

Our common stock is listed on The Nasdaq Global Select Market under the symbol “FULT.”

Selling Restrictions

European Economic Area

In relation to each Member State of the European Economic Area (each a “Relevant State”), no shares of common stock have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation (defined below), except that offers of shares of common stock may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:

a.	to any legal entity which is a qualified investor as defined under the Prospectus Regulation;

b.

to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the Underwriters for any such offer; or

c.	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of shares of common stock shall require the Corporation or any Underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

In the case of any shares of common stock being offered to a financial intermediary as that term is used in Article 5(1) of the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares of common stock acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer to the public other than their offer or resale in a Relevant State to qualified investors, in circumstances in which the prior consent of the Underwriters has been obtained to each such proposed offer or resale.

The Corporation, the Underwriters and their affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.

For the purposes of this provision, the expression an “offer to the public” in relation to any shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of common stock to be offered so as to enable an investor to decide to purchase or subscribe for any shares of common stock, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

The above selling restriction is in addition to any other selling restrictions set out below.

In connection with the offering, the Underwriters are not acting for anyone other than the issuer and will not be responsible to anyone other than the issuer for providing the protections afforded to their clients nor for providing advice in relation to the offering.

Notice to Prospective Investors in the United Kingdom

In relation to the United Kingdom (“UK”), no shares of common stock have been offered or will be offered pursuant to the offering to the public in the UK prior to the publication of a prospectus in relation to the shares of common stock which has been approved by the Financial Conduct Authority in the UK in accordance with the UK Prospectus Regulation and the FSMA, except that offers of shares may be made to the public in the UK at any time under the following exemptions under the UK Prospectus Regulation and the FSMA:

a.	to any legal entity which is a qualified investor as defined under the UK Prospectus Regulation;

b.	to fewer than 150 natural or legal persons (other than qualified investors as defined under the UK Prospectus Regulation); or

c.	at any time in other circumstances falling within section 86 of the FSMA,

provided that no such offer of shares shall require the Corporation or any Underwriter to publish a prospectus pursuant to Section 85 of the FSMA or Article 3 of the UK Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.

Each person in the UK who initially acquires any shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with the Corporation and the Underwriters that it is a qualified investor within the meaning of the UK Prospectus Regulation.

In the case of any shares being offered to a financial intermediary as that term is used in Article 5(1) of the UK Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the Shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer to the public other than their offer or resale in the UK to qualified investors.

The Corporation, the Underwriters and their affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.

For the purposes of this provision, the expression an “offer to the public” in relation to any shares of common stock in the UK means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of common stock to be offered so as to enable an investor to decide to purchase or subscribe for any shares of common stock, the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018, and the expression “FSMA” means the Financial Services and Markets Act 2000.

In connection with the offering, the Underwriters are not acting for anyone other than the issuer and will not be responsible to anyone other than the issuer for providing the protections afforded to their clients nor for providing advice in relation to the offering.

This document is for distribution only to persons who (i) have professional experience in matters relating to investments and who qualify as investment professionals within the meaning of Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended (“FSMA”)) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.

Notice to Prospective Investors in Switzerland

The shares may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act of June 15, 2018, as amended (the “FinSA”), and no application has or will be made to admit the shares to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus nor any other offering or marketing material relating to the shares constitutes a prospectus pursuant to the FinSA, and neither this prospectus nor any other offering or marketing material relating to the shares may be publicly distributed or otherwise made publicly available in Switzerland.

Notice to Prospective Investors in the Dubai International Financial Centre

This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The shares of common stock to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares of common stock offered should conduct their own due diligence on the shares of common stock. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

Notice to Prospective Investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering. This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the shares of common stock may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares of common stock without disclosure to investors under Chapter 6D of the Corporations Act.

The shares of common stock applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares of common stock must observe such Australian on-sale restrictions.

This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Prospective Investors in Hong Kong

The shares of common stock have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the shares of common stock has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares of common stock which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Notice to Prospective Investors in Japan

The shares of common stock have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Notice to Prospective Investors in Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the shares of common stock were not offered or sold or caused to be made the subject of an invitation for subscription or purchase and will not be offered or sold or caused to be made the subject of an invitation for subscription or purchase, and this prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares of common stock, has not been circulated or distributed, nor will it be circulated or distributed, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares of common stock are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares of common stock pursuant to an offer made under Section 275 of the SFA except:

(a)	to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(b)	where no consideration is or will be given for the transfer;

(c)	where the transfer is by operation of law; or

(d)	as specified in Section 276(7) of the SFA.

Notice to Prospective Investors in Canada

The shares of common stock may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares of common stock must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the Underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

VALIDITY OF COMMON STOCK

The validity of the shares of our common stock offered by this prospectus supplement will be passed upon for us by Holland & Knight LLP. In addition, Sullivan & Cromwell LLP, New York, New York, counsel to the Corporation, will pass on certain legal matters in connection with the shares of common stock offered by this prospectus supplement. Covington & Burling LLP, New York, New York, is acting as counsel to the Underwriters in connection with this offering.

EXPERTS

The consolidated financial statements of Fulton Financial Corporation as of December 31, 2022 and 2023, and for each of the years in the three-year period ended December 31, 2023, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2023 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PROSPECTUS

Common Stock

Preferred Stock

Depositary Shares

Debt Securities

Warrants

Purchase Contracts

Units

of

FULTON FINANCIAL CORPORATION

Fulton Financial Corporation from time to time in one or more offerings may offer to sell the securities identified above either separately or in any combination of the securities. The securities we may offer may be convertible or exchangeable for other securities. This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in the applicable prospectus supplement to this prospectus.

Our common stock is traded on the NASDAQ Global Select Market under the symbol “FULT.”

Investing in our securities involves risks. You should carefully read this prospectus and the applicable prospectus supplement, together with the documents incorporated by reference, before you make your investment decision. See “Risk Factors” on page 7 of this prospectus, and in our most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2023 and June 30, 2023, each of which are incorporated herein by reference, as well as any additional risk factors included in, or incorporated by reference into, the applicable prospectus supplement, to read about factors you should consider before buying any of our securities.

None of the Securities and Exchange Commission (the “SEC”), the Federal Deposit Insurance Corporation (the “FDIC”), the Board of Governors of the Federal Reserve System or any state securities commission or any other federal regulatory agency has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

These securities are not bank deposits and are not insured by the FDIC or any other governmental agency nor are they obligations of, or guaranteed by, a bank.

We may offer and sell these securities to or through one or more underwriters, dealers and agents, directly to purchasers or through a combination of these methods, on a continuous or delayed basis from time to time. The names of any underwriters, dealers or agents involved in the distribution of our securities, their compensation and any option they hold to acquire additional securities will be described in the applicable prospectus supplement. Net proceeds from the sale of securities will be set forth in the applicable prospectus supplement.

This prospectus may not be used to sell securities unless accompanied by the applicable prospectus supplement. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement.

Prospectus dated September 21, 2023.

We have not authorized any other person to provide you with any information other than the information contained in or incorporated by reference into this prospectus and any applicable prospectus supplement. We do not take responsibility for, or provide any assurance as to the reliability of, any different or additional information. We are not making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, any applicable prospectus supplement and the documents incorporated by reference herein and therein is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the SEC, as a “well-known seasoned issuer,” as defined under Rule 405 of the Securities Act of 1933, as amended (the “Securities Act”). Under this automatic shelf registration statement, we may offer and sell from time to time, separately or together, any combination of common stock, preferred stock, depositary shares, senior debt securities, subordinated debt securities, warrants, stock purchase contracts and units in one or more offerings up to an indeterminate aggregate dollar amount. The debt securities, preferred stock, warrants, stock purchase contracts and units may be convertible into, or exercisable or exchangeable for, common or preferred stock or other securities issued by us.

Each time we offer and sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.” We may also prepare free writing prospectuses that describe particular securities. Any free writing prospectus should also be read in connection with this prospectus and with any prospectus supplement referred to therein. For purposes of this prospectus, any reference to an applicable prospectus supplement may also refer to a free writing prospectus, unless the context otherwise requires.

The registration statement of which this prospectus forms a part, including the exhibits to the registration statement, contains additional information about us and the securities offered under this prospectus. The registration statement can be obtained from the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.fultonbank.com. The reference to our website is not intended to be an active link and the information on, or that can be accessed through, our website is not, and you must not consider the information to be, a part of this prospectus or any other filings we make with the SEC.

The distribution of this prospectus and any applicable prospectus supplement and the offering of the securities in certain jurisdictions may be restricted by law. Persons who obtain this prospectus and any applicable prospectus supplement should inform themselves about, and observe, any such restrictions. This prospectus and any applicable prospectus supplement do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not permitted or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

Unless otherwise indicated or the context requires otherwise, references to “we,” “us,” “our,” “Fulton Financial,” “registrant” or similar terms are to Fulton Financial Corporation, a Pennsylvania corporation, and its subsidiaries.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

This prospectus contains or incorporates by reference, and from time to time our management may make, forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “expects,” “future,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue,” the negative of these terms and other comparable terminology. These forward-looking statements which are subject to risks, uncertainties and assumptions (some of which are beyond our control and ability to predict), may include projections of, or guidance on, our future financial performance, expected levels of future expenses, anticipated growth strategies, descriptions of new business initiatives and anticipated trends in our business or financial results. These statements are not guarantees of future performance and are only predictions based on our current expectations and projections about future events. Among the important factors that could cause our actual financial condition and results of operations, level of activity, performance or achievements to differ materially from those indicated by such forward-looking statements are the factors disclosed under “Risk Factors” in Part I, Item 1A of our most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 1, 2023, and under “Risk Factors” in Part II, Item 1A of our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2023, filed with the SEC on May 9, 2023, as such factors may be updated from time to time in our periodic filings with the SEC, as well as the other information contained or incorporated by reference in this prospectus or in any prospectus supplement hereto. Forward-looking statements speak only as of the date on which such statements are made. Except as required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events.

While there can be no assurance that any list of risks and uncertainties or risk factors is complete, important factors that could cause actual results to differ materially from those contemplated by forward-looking statements include, but are not limited to, the following:

•	the impact of adverse conditions in the economy and financial markets on the performance of our loan portfolio and demand for our products and services;

•

the potential impacts of recent events affecting the financial services industry on us, including increased competition for, and costs of, deposits and other funding sources, more stringent regulatory requirements relating to liquidity and interest rate risk management and capital adequacy and increased FDIC insurance expenses;

•

the effects of actions by the federal government, including those of the Board of Governors of the Federal Reserve System and other government agencies, that impact the money supply and market interest rates;

•	the effects of market interest rates, and the relative balances of interest rate-sensitive assets to interest rate-sensitive liabilities, on net interest margin (“NIM”) and net interest income;

•	the effects of changes in interest rates on demand for our products and services;

•	the replacement of London Interbank Offered Rate as a benchmark reference rate;

•	investment securities gains and losses, including other-than-temporary declines in the value of securities which may result in charges to earnings;

•	the effects of changes in interest rates or disruptions in liquidity markets on our sources of funding;

•

capital and liquidity strategies, including our ability to comply with applicable capital and liquidity requirements, and our ability to generate capital internally or raise capital on favorable terms;

•	the effects of competition on deposit rates and growth, loan rates and growth and NIM;

•	possible goodwill impairment charges;

•

the impact of operational risks, including the risk of human error, inadequate or failed internal processes and systems, computer and telecommunications systems failures, faulty or incomplete data and an inadequate risk management framework;

•	the loss of, or failure to safeguard, confidential or proprietary information;

•	our failure to identify and adequately and promptly address cybersecurity risks, including data breaches and cyberattacks;

•	the impact of failures from third-party vendors upon which we rely to perform in accordance with contractual arrangements and the effects of concerns about other financial institutions on us;

•	the potential to incur losses in connection with repurchase and indemnification payments related to sold loans;

•	the potential effects of climate change on our business and results of operations;

•

increases in non-performing assets, which may require us to increase the allowance for credit losses, charge-off loans and incur elevated collection and carrying costs related to such non-performing assets;

•

the determination of the allowance for credit losses, which depends significantly upon assumptions and judgments with respect to a variety of factors, including the performance of the loan portfolio, the weighted-average remaining lives of different classifications of loans within the loan portfolio and current and forecasted economic conditions, among other factors;

•	the effects of the extensive level of regulation and supervision to which we and Fulton Bank, N.A. (“Fulton Bank”) are subject;

•	changes in regulation and government policy, which could result in significant changes in banking and financial services regulation;

•	the continuing impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act on our business and results of operations;

•

the potential for negative consequences resulting from regulatory violations, investigations and examinations, including potential supervisory actions, the assessment of fines and penalties, the imposition of sanctions, the need to undertake remedial actions and possible damage to our reputation;

•	the effects of adverse outcomes in litigation and governmental or administrative proceedings;

•	the effects of changes in U.S. federal, state or local tax laws;

•	the effects of the significant amounts of time and expense associated with regulatory compliance and risk management;

•	completed and potential acquisitions may affect costs and we may not be able to successfully integrate the acquired business or realize the anticipated benefits from such acquisitions;

•

geopolitical conditions, including acts or threats of terrorism, actions taken by the United States or other governments in response to acts or threats of terrorism and/or military conflicts, including the war between Russia and Ukraine, which could impact business and economic conditions in the United States and abroad;

•

public health crises and pandemics, including the Coronavirus, and their effects on the economic and business environments in which we operate, including on our credit quality and business operations, as well as the impact on general economic and financial market conditions;

•	our ability to achieve our growth plans;

•	our ability to attract and retain talented personnel;

•	the effects of competition from financial service companies and other companies offering bank services;

•	our ability to keep pace with technological changes;

•	our reliance on our subsidiaries for substantially all of our revenues and our ability to pay dividends or other distributions;

•	the effects of negative publicity on our reputation; and

•	other factors that may affect our future results.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public on the SEC’s website at www.sec.gov and on the investor relations page of our website at www.fultonbank.com. Except for those SEC filings incorporated by reference in this prospectus, none of the other information on these websites constitutes a part of this prospectus.

In this prospectus, as permitted by law, we “incorporate by reference” information from other documents that we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

We incorporate by reference the documents listed below and any documents we file with the SEC in the future (File No. 0-10587) under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) until the completion of the offering of securities under this prospectus (other than information in such additional documents that is deemed under the Exchange Act, in accordance with the Exchange Act and SEC rules, to be “furnished” and not filed with the SEC):

•	Our Annual Report on Form 10-K for the year ended December 31, 2022, filed March 1, 2023.

•	Our Quarterly Report on Form 10-Q for the period ended March 31, 2023, filed May 9, 2023.

•	Our Quarterly Report on Form 10-Q for the period ended June 30, 2023, filed August 8, 2023.

•

Our definitive Proxy Statement on Schedule 14A for the 2023 Annual Meeting of Shareholders, filed on April 3, 2023 (solely to the extent incorporated by reference into Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022).

•	Our current Reports on Form 8-K to the extent filed and not furnished with the SEC on May 16, 2023, June 12, 2023, and July 18, 2023.

•	The description of our common stock contained in Exhibit 4.7 to our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on February 21, 2020.

You may request a copy of any of these filings, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing, at no cost, by writing to or telephoning us at the following address:

Fulton Financial Corporation

One Penn Square

P.O. Box 4887

Lancaster, Pennsylvania 17604

Attention: Corporate Secretary

(717) 291-2411

ABOUT FULTON FINANCIAL CORPORATION

Fulton Financial is a Pennsylvania corporation and a registered financial holding company that maintains its headquarters in Lancaster, Pennsylvania. Through our banking subsidiary, Fulton Bank, we deliver financial services primarily within our five-state market area, comprised of Pennsylvania, Delaware, Maryland, New Jersey and Virginia. As of June 30, 2023, Fulton Financial had, on a consolidated basis, total assets of $27.4 billion, loans and leases, net of unearned income of $21.0 billion, total deposits of $21.2 billion and total shareholders’ equity of $2.6 billion.

Our principal executive offices are located at One Penn Square, Lancaster, Pennsylvania 17604, and our telephone number is (717) 291-2411. Our common stock is traded on the NASDAQ Global Select Market under the symbol “FULT.” Our website address is www.fultonbank.com. This website address is not intended to be an active link, and information on our website is not incorporated in, and should not be construed to be part of, this prospectus supplement.

RISK FACTORS

Investing in our securities involves certain risks. Before you invest in any of our securities, in addition to the other information included in, or incorporated by reference into, this prospectus, you should carefully consider the risk factors contained in Item 1A under the caption “Risk Factors” and elsewhere in our most recent Annual Report on Form 10-K for the year ended December 31, 2022 and our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2023 and June 30, 2023, which are incorporated into this prospectus by reference, and as updated by our annual and quarterly reports for subsequent fiscal years or quarters that we file with the SEC. See “Where You Can Find More Information” for information about how to obtain a copy of these documents. You should also carefully consider the risks and other information that may be contained in, or incorporated by reference into, any prospectus supplement relating to specific offerings of securities. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also materially and adversely affect our business, financial condition and results of operations.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of any securities offered under this prospectus for general corporate purposes, unless otherwise specified in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

We may use this prospectus to offer securities from time to time in one or more offerings. The applicable prospectus supplement will describe the amounts, prices and detailed terms of the securities and may describe risks associated with an investment in the securities. We will also include in the prospectus supplement, where applicable, information about material U.S. federal income tax considerations relating to the securities. Terms used in this prospectus will have the meanings described in this prospectus unless otherwise specified.

We may offer and sell all or a portion of the securities covered by this prospectus from time to time, together or separately, in one or more or any combination of the following transactions: (i) on the NASDAQ Global Select Market, in the over-the-counter market or on any other national securities exchange on which our securities are listed or traded; (ii) in privately negotiated transactions; (iii) in underwritten transactions; (iv) in a block trade in which a broker-dealer will attempt to sell the offered securities as agent but may purchase and resell a portion of the block as principal to facilitate the transaction; (iv) through purchases by a broker-dealer as principal and resale by the broker-dealer for its account pursuant to this prospectus; (v) in ordinary brokerage transactions and transactions in which the broker solicits purchasers; (vi) “at the market” or through market makers or into an existing market for the securities; and (vii) through any other method permitted by applicable law.

We may sell the securities at prices then prevailing, related to the then-prevailing market price or at negotiated prices. The offering price of the securities from time to time will be determined by us, and, at the time of the determination, may be higher or lower than the market price of our securities on the NASDAQ Global Select Market or any other exchange or market.

Securities may be sold directly or through broker-dealers acting as principal or agent, or pursuant to a distribution by one or more underwriters on a firm commitment or best-efforts basis. We may also enter into hedging transactions with broker-dealers. In connection with such transactions, broker-dealers of other financial institutions may engage in short sales of our securities in the course of hedging the positions they assume with us.

In connection with an underwritten offering, underwriters or agents may receive compensation in the form of discounts, concessions or commissions from purchasers of the offered securities for whom they may act as agents. In addition, underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Any underwriters, dealers or agents participating in a distribution of the securities may be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions received by broker-dealers may be deemed to be underwriting commissions under the Securities Act.

To facilitate the offering of securities covered by this prospectus, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of our securities. This may include over-allotments or short sales of our securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of our securities by bidding for or purchasing our securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of our securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

We may agree to indemnify an underwriter, broker-dealer or agent against certain liabilities related to the sale of the securities, including liabilities under the Securities Act.

At the time we enter any material arrangement with an underwriter or broker-dealer for the sale of securities through a block trade, special offering, exchange distribution, secondary distribution or a purchase by an underwriter or broker-dealer, we will file a supplement to this prospectus, if required, pursuant to Rule 424(b) of the Securities Act, disclosing certain material information, including:

•	the number of securities being offered;

•	the terms of the offering;

•	the names of the participating underwriters, broker-dealers or agents;

•	any discounts, commissions or other compensation paid to underwriters or broker-dealers and any discounts, commissions or concessions allowed or reallowed or paid by any underwriters to dealers;

•	the public offering price; and

•	other material terms of the offering.

To the extent required, this prospectus may be amended and/or supplemented from time to time to describe a specific plan of distribution.

In the ordinary course of their business activities, any underwriter, broker-dealer or agent and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve our securities and other instruments. Any underwriter, broker-dealer or agent and their respective affiliates may also engage in transactions with or perform services for us or provide other types of financing to us in the ordinary course of their business.

SUMMARY OF THE SECURITIES WE MAY OFFER

We may use this prospectus to offer securities from time to time in one or more offerings. The applicable prospectus supplement will describe the amounts, prices and detailed terms of the securities and may describe risks associated with an investment in the securities. We will also include in the prospectus supplement, where applicable, information about material U.S. federal income tax considerations relating to the securities. Terms used in this prospectus will have the meanings described in this prospectus unless otherwise specified.

We may offer and sell the securities to or through one or more underwriters, dealers or agents or directly to purchasers. We, as well as any agents acting on our behalf, reserve the sole right to accept or to reject in whole, or in part, any proposed purchase of our securities. Each prospectus supplement will set forth the names of any underwriters, dealers or agents involved in the sale of our securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them.

This prospectus may not be used to sell securities unless accompanied by the applicable prospectus supplement.

Common Stock

Our Amended and Restated Articles of Incorporation authorize us to issue up to 600,000,000 shares of common stock, par value $2.50 per share. Each share of outstanding common stock entitles the holder to one vote per share. Our common stock is not convertible into any other shares of our capital stock. We may sell shares of our common stock pursuant to this prospectus. In a prospectus supplement, we will describe the aggregate number of shares offered and the offering price or prices of the shares.

Preferred Stock; Depositary Shares

Our board of directors is authorized pursuant to our Amended and Restated Articles of Incorporation, without approval of the holders of common stock, to issue up to 10,000,000 shares of preferred stock, without par value, from time to time without series or in one or more series in such number and to fix by resolution such voting rights (which may be full, limited, multiple, fractional or withheld altogether), designation, preferences, qualifications, limitations, restrictions, privileges, options, redemption rights, conversion rights, and other special or relative rights of such class or any series thereof. In a prospectus supplement, we will describe the specific designation, the aggregate number of shares offered, the dividend rate or manner of calculating the dividend rate, the dividend periods or manner of calculating the dividend periods, the ranking of the shares of the series with respect to dividends, liquidation and dissolution, the liquidation preference of the shares of the series, the voting rights of the shares of the series, if any, whether and on what terms the shares of the series will be convertible or exchangeable, whether and on what terms we can redeem the shares of the series, whether we will offer depositary shares representing shares of the series and, if so, the fraction or multiple of a share of preferred stock represented by each depositary share, whether we will list the preferred stock or depositary shares on a securities exchange and any other specific terms of the series of preferred stock.

Debt Securities—Senior Debt Securities and Subordinated Debt Securities

We may sell debt securities, including senior debt securities and subordinated debt securities, which may be senior or subordinated in priority of payment. We will provide a prospectus supplement that describes the ranking, whether senior or subordinated, the level of seniority or subordination (as applicable), the specific designation, the aggregate principal amount, the purchase price, the maturity, the redemption terms, the interest rate or manner of calculating the interest rate, the time of payment of interest, if any, the terms for any conversion or exchange, including the terms relating to the adjustment of any conversion or exchange mechanism, the listing, if any, on a securities exchange and any other specific terms.

As required by U.S. federal law for all bonds and notes of companies that are publicly offered, our debt securities will be governed by a document called an indenture. Senior debt securities will be issued in one or more series under the senior debt securities indenture, as supplemented by the first supplemental senior debt securities indenture, each dated March 16, 2017 (collectively, the “Senior Indenture”), between Wilmington Trust, National Association (“Wilmington Trust”), as trustee, and us. Subordinated debt securities will be issued in one or more series under the: (i) subordinated debt securities indenture, as supplemented by the first supplemental subordinated debt securities indenture, each dated November 17, 2014, between Wilmington Trust and us and (ii) the second supplemental subordinated debt securities indenture and the third supplemental subordinated securities indenture, each dated March 3, 2020 (collectively, the “Subordinated Indenture” and together with the Senior Indenture, collectively, the “Indentures”), between Wilmington Trust and us.

The Indentures are each filed as an exhibit to the registration statement of which this prospectus is a part.

Warrants

We may sell warrants to purchase our common stock, preferred stock, or debt securities. In a prospectus supplement, we will inform you of the exercise price and other specific terms of the warrants, including whether our or your obligations, if any, under any warrants may be satisfied by delivering or purchasing the underlying securities or their cash value.

Purchase Contracts

We may issue purchase contracts, including contracts obligating holders to purchase from, or to sell to, us, and obligating us to sell to, or to purchase from, the holders, a specified number of shares of our common stock, preferred stock or depositary shares at a future date or dates. The price per share of common stock, preferred stock or depositary shares and the number of shares of each may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula set forth in the purchase contracts. The applicable prospectus supplement will describe the terms of the purchase contracts, including, if applicable, collateral or depositary arrangements.

Units

We may issue units consisting of one or more purchase contracts and beneficial interests in any of our securities described in the applicable prospectus supplement, securing the holders’ obligations to purchase the common stock, preferred stock or depositary shares under the purchase contracts. The applicable prospectus supplement will describe the terms of the units, including, if applicable, collateral or depositary arrangements.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered by us from time to time will be passed upon for us by Holland & Knight LLP. Certain legal matters in connection with an offering pursuant to this prospectus will be passed upon for the underwriters and/or agents by a law firm named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Fulton Financial Corporation and subsidiaries as of December 31, 2022 and 2021, and for each of the years in the three-year period ended December 31, 2022, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2022 have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

16,666,667 Shares

Common Stock

Prospectus Supplement

April 29, 2024

Piper Sandler

BofA Securities